N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Equity Trust
QS U.S. Large Cap Equity Fund

Item 77D(g) :Policies with respect to security investments

In response to Sub-Items 77D(g), the Registrant incorporates by reference the supplement to the fund's Prospectus and Summary Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on February 4, 2016 (Accession No. 0001193125-16-450581). The
Registrant also incorporates by reference Post-Effective Amendment No. 363 to Form N-1A filed on March 21, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-511383).